Exhibit 99.1
Neustar Reports Results for Second Quarter 2016

STERLING, VA, July 28, 2016 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services, today announced results for the quarter ended June 30, 2016, and affirmed its guidance for full-year 2016.
Results for Second Quarter 2016 Compared to Second Quarter 2015

•	Revenue increased 16% to $297.6 million

•	Marketing Services revenue increased 56% to $63.9 million

•	Security Services revenue increased 22% to $49.3 million

•	Net income decreased 15% to $38.1 million or $0.69 per share
Non-GAAP Results for Second Quarter 2016 Compared to Second Quarter 2015

•	Adjusted EBITDA increased 12% to $131.4 million, a margin of 44%

•	Adjusted net income increased 12% to $69.4 million or $1.26 per share
“During the second quarter, we delivered strong financial results and improved our growth prospects in attractive markets by entering into key strategic partnerships with companies that include Limelight Networks and Experian.  Through these partnerships, we have created the world’s largest and most distributed DDoS mitigation network, and we have established a best-in-class marketing solution to target and deliver audience data in an omni-channel environment,” said Lisa Hook, Neustar’s President and Chief Executive Officer.  “We are focused on expanding our differentiated position in these markets, and delivering on our 2016 objectives.”
Paul Lalljie, Neustar’s Chief Financial Officer, added, “Information Services continued to deliver strong results for the quarter, with 21% organic revenue growth from Marketing Services. In the second quarter, we made voluntary debt prepayments improving our financial flexibility as we position our business for long-term success. Our second quarter results and leading indicators provide us with the visibility to affirm our full-year guidance.”
Discussion of Second Quarter Results
Neustar's year-over-year quarterly revenue growth of 16% was driven by strong demand for our Marketing Services and revenue generated from our prior year acquisitions. In particular, Marketing Services revenue grew 21% organically and included $14.4 million from MarketShare, acquired in 2015.
Comparing second quarter 2016 results to the corresponding period in 2015:

•	Revenue from Marketing Services increased 56% to $63.9 million driven by increased demand for Neustar's services that help its clients make high-impact decisions to promote their services

•	Revenue from Security Services increased 22% to $49.3 million driven by $8.7 million in revenue from Bombora Technologies, acquired in 2015

•
Revenue from Data Services increased 13% to $55.8 million driven by $15.4 million in revenue from the TNS assets acquired in 2015, partially offset by a $9.7 million decrease in revenue due to the expiration of the common short codes contract in 2015

•	Revenue from NPAC Services increased 2% to $128.5 million driven by the transition statement of work under Neustar's contracts to provide local number portability services
Total operating expense for the second quarter of 2016 increased 27% to $226.2 million from $178.7 million in the second quarter of 2015. This $47.5 million increase was driven primarily by $40.8 million in operating costs and depreciation and amortization expense associated with acquisitions completed in 2015. In addition, we incurred expenses of $6.1 million for restructuring initiatives designed to improve operating efficiencies, and $4.2 million of costs related to the company's intention to separate into two independent publicly-traded companies, announced on June 21, 2016.
Neustar ended the quarter with cash and cash equivalents of $50.7 million compared to $89.1 million as of December 31, 2015, and $69.8 million as of March 31, 2016. Neustar's outstanding debt under its term facilities and senior notes was $998.9 million as of June 30, 2016. During the quarter, Neustar paid $99.9 million of principal under its term loan facility, including $73.0 million in voluntary prepayments of principal.
Business Outlook for 2016
Neustar affirmed its full-year 2016 guidance provided on April 28, 2016.  All of the measures used by Neustar for guidance assume that it will remain the local number portability administrator for 2016.

•	Revenue to range from $1.22 billion to $1.24 billion or growth of 16% to 18%

•	Information Services revenue to range from $715 million to $735 million or growth of 32% to 35%

•	Net income to range from $160 million to $190 million or $2.89 to $3.44 per share

•	Adjusted EBITDA to range from $555 million to $565 million or a margin of 45% to 46%

•	Adjusted net income to range from $278 million to $298 million or a margin of 23% to 24%

•	Adjusted net income per share to range from $5.03 to $5.39 or growth of 4% to 12%
Conference Call
As announced on July 13, 2016, Neustar will conduct an investor conference call to discuss the company's results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company's website (www.neustar.biz). Those listening via the Internet should go to the website 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing 800-289-0479 (international callers dial 913-312-0658) and entering PIN 7140419.  For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) August 4, 2016 by dialing 877-870-5176 (international callers dial 858-384-5517) and entering PIN 7140419, or by going to the Investor Relations tab of the company's website (www.neustar.biz).
Neustar will take questions from securities analysts and institutional investors; the complete call is open to all other interested parties on a listen-only basis.

This press release, the financial tables and other supplemental information are available on the company's website under the Investor Relations tab. The supplemental information includes reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures. These non-GAAP measures may be used periodically by management when discussing the company's financial results with investors and analysts.
About Neustar, Inc.

Every day, the world generates roughly 2.5 quadrillion bits of data. Neustar isolates certain elements and analyzes, simplifies and edits them to make precise and valuable decisions that drive results. As one of the few companies capable of knowing with certainty who is on the other end of every interaction, we’re trusted by the world’s great brands to make critical decisions some 20 billion times a day. We help marketers send timely and relevant messages to the right people. Because we can authoritatively tell a client exactly who is calling or connecting with them, we make critical real-time responses possible. And the same comprehensive information that enables our clients to direct and manage orders also stops attackers. We know when someone isn’t who they claim to be, which helps stop fraud and denial of service before they’re a problem. Because we’re also an experienced manager of some of the world’s most complex databases, we help clients control their online identity, registering and protecting their domain name, and routing traffic to the correct network address. By linking the most essential information with the people who depend on it, we provide more than 12,000 clients worldwide with decisions-not just data. More information is available at www.neustar.biz
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations and beliefs about its future results, such as its guidance regarding future results of operations. The company has attempted, whenever possible, to identify these forward-looking statements by using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.

These potential risks and uncertainties that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to, terminations or expirations of, or failures to renew or extend (or announcements related to any of the foregoing) the company's material contracts, including uncertainty regarding the amount of time the company will serve as the Local Number Portability Administrator, disruptions to the company's operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company's secured indebtedness and their impact on the company's financial and business operations; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the company’s ability to repay or refinance its debt, on or ahead of scheduled repayment dates; the company’s ability to identify and successfully complete acquisitions and to integrate and support the operations of the businesses the company acquires; the company’s ability to realize the expected benefits of acquisitions at the expected times or at all; the ability of acquired businesses to retain their existing business relationships and key employees; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications, Internet and Information Services industries; the impact on the company of any litigation, arbitration, investigation or other similar proceeding; the possibility that the company’s plan to separate into two independent publicly-traded companies is not completed as expected, or at all; the significant time and expense, including significant time required of the company’s management and employees, involved in the proposed separation; the possibility that the proposed separation results in substantial tax liability, does not achieve some or all of the anticipated benefits, makes it more difficult for the company to attract and retain qualified employees, disrupts or negatively affects the company’s relationships with its customers and business partners and/or otherwise disrupts or adversely affects the company’s business; and the potential for significant sales of the company’s stock in the market if changes to the company’s business profile and market capitalization result in changes to its stockholder base following completion of the proposed separation. More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
	(unaudited)
Revenue	$256,767	$297,565	$508,155	$584,863
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	67,551	90,237	131,709	181,588
Sales and marketing	50,942	54,288	97,676	109,611
Research and development	5,997	5,260	12,451	12,809
General and administrative	24,729	27,238	49,386	54,756
Depreciation and amortization	29,438	38,829	59,362	77,311
Restructuring charges	—	6,129	—	8,793
Separation costs	—	4,218	—	4,218
	178,657	226,199	350,584	449,086
Income from operations	78,110	71,366	157,571	135,777
Other (expense) income:
Interest and other expense	(6,481)	(15,691)	(13,203)	(32,802)
Interest income	69	67	295	241
Income before income taxes	71,698	55,742	144,663	103,216
Provision for income taxes	26,640	17,621	53,391	33,720
Net income	$45,058	$38,121	$91,272	$69,496
Net income per common share:
Basic	$0.81	$0.70	$1.64	$1.28
Diluted	$0.80	$0.69	$1.61	$1.26
Weighted average common shares outstanding:
Basic	55,377	54,458	55,676	54,205
Diluted	56,238	55,082	56,563	54,980

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	June 30, 2016
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,097	$50,657
Restricted cash	2,363	2,290
Accounts receivable, net	167,593	175,701
Unbilled receivables	17,712	14,700
Prepaid expenses and other current assets	30,216	37,848
Deferred costs	6,676	8,707
Income taxes receivable	5,883	—
Total current assets	319,540	289,903
Property and equipment, net	147,764	138,329
Goodwill	1,186,983	1,187,995
Intangible assets, net	529,279	481,687
Other assets, long-term	18,681	18,098
Total assets	$2,202,247	$2,116,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,392	$19,731
Accrued expenses	134,632	94,421
Deferred revenue	91,006	89,507
Notes payable	131,272	129,491
Capital lease obligations	4,791	3,621
Income taxes payable	—	5,297
Other liabilities	10,875	10,688
Total current liabilities	400,968	352,756
Deferred revenue, long-term	22,998	22,495
Notes payable, long-term	957,509	841,449
Capital lease obligations, long-term	1,831	235
Deferred income tax liabilities, long-term	38,701	40,929
Other liabilities, long-term	56,741	56,386
Total liabilities	1,478,748	1,314,250
Total stockholders’ equity	723,499	801,762
Total liabilities and stockholders’ equity	$2,202,247	$2,116,012

Reconciliation of Non-GAAP Financial Measures
In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.
Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA
The following tables reconcile net income to adjusted net income and adjusted EBITDA, respectively, for the three and six months ended June 30, 2015 and 2016 and the year ending December 31, 2016. We are providing guidance for adjusted net income, adjusted net income per share and adjusted EBITDA, with a reconciliation to net income. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s results to prior periods, as well as against the performance of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ending December 31,
	2015	2016	2015	2016	2016 (1)
	(in thousands, except per share data) (unaudited)
Revenue	$256,767	$297,565	$508,155	$584,863	$1,230,000

Net income	$45,058	$38,121	$91,272	$69,496	$175,000
Add: Stock-based compensation	9,467	10,598	17,697	20,474	44,500
Add: Amortization of acquired intangible assets	15,717	24,311	31,435	48,586	95,000
Add: Restructuring charges (2)	—	6,129	—	8,793	8,793
Add: Acquisition and integration related costs (3)	1,030	489	1,030	4,638	5,000
Add: Separation costs (4)	—	4,218	—	4,218	15,000
Less: Adjustment for provision for income taxes (5)	(9,399)	(14,461)	(18,174)	(28,327)	(55,293)
Adjusted net income	$61,873	$69,405	$123,260	$127,878	$288,000
Adjusted net income margin (6)	24%	23%	24%	22%	23%
Adjusted net income per diluted share	$1.10	$1.26	$2.18	$2.33	$5.21
Weighted average common shares outstanding - diluted	56,238	55,082	56,563	54,980	55,300

Net income	$45,058	$38,121	$91,272	$69,496	$175,000
Add: Provision for income taxes	26,640	17,621	53,391	33,720	93,207
Add: Interest expense	6,386	15,961	12,846	32,527	62,500
Add: Depreciation and amortization	29,438	38,829	59,362	77,311	156,000
Add: Non-cash other (income) and expense, net (7)	(271)	(508)	88	131	—
Add: Stock-based compensation	9,467	10,598	17,697	20,474	44,500
Add: Restructuring charges (2)	—	6,129	—	8,793	8,793
Add: Acquisition and integration related costs (3)	1,030	489	1,030	4,638	5,000
Add: Separation costs(4)	—	4,218	—	4,218	15,000
Less: Interest income	(69)	(67)	(295)	(241)	—
Adjusted EBITDA	$117,679	$131,391	$235,391	$251,067	$560,000
Adjusted EBITDA margin (8)	46%	44%	46%	43%	46%

(1)	The amounts expressed in this column represent the midpoint of the company's guidance as of the date of this press release.

(2)	Amounts represent restructuring charges related to the termination of certain employees.
(3) Amounts represent costs incurred by the company in connection with completed acquisitions and related integration activities.

(4)
Amounts represent costs incurred by the company in connection with the intended separation into two independent publicly-traded companies. These costs include professional fees for outside advisory services including legal, finance, accounting and related services.

(5)
Adjustments reflect the estimated impact of income taxes, using the estimated effective tax rate for the applicable period, on stock-based compensation, amortization of acquired intangible assets, restructuring charges, separation costs and tax deductible acquisition and integration related costs.

(6)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

(7)	Amounts represent (gain)/loss on foreign currency transactions, (gain)/loss on asset disposals and non-cash (gain)/loss resulting from certain transactions.

(8)	Adjusted EBITDA margin is a measure of adjusted EBITDA as a percentage of revenue.

Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact: Donna Estrin (415) 470-1204 PR@neustar.biz